UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
May 11, 2017
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed in its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 15, 2017 (the “Original Form 8-K”), Callon Petroleum Company (the “Company”) reported the voting results of the Company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 11, 2017. The sole purpose of this amendment is to disclose the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation of its named executive officers. Except as set forth herein, no other modifications have been made to information contained in the Original Form 8-K.

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

As reported in the Original Form 8-K, at the Annual Meeting, in accordance with the recommendation of the Board of Directors, the Company’s shareholders approved, on an advisory basis, “Every Year” as the preferred frequency of solicitation of shareholder advisory votes on the compensation of the Company’s named executive officers. Consistent with the voting results at the Annual Meeting, the Board of Directors of the Company has determined to hold an annual non-binding advisory vote on executive compensation. Accordingly, the Company will request an advisory vote on executive compensation annually through 2023, when the next shareholder vote on the frequency of say-on-pay votes is required, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

September 11, 2017	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer